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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 11, 1996


                                PAXAR CORPORATION
             (Exact name of registrant as specified in its charter)


        New York                       0-5610                   13-5670050
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer Ident.
   of Incorporation)                                               No.)

             105 Corporate Park Drive, White Plains, New York   10604
               (Address of Principal Executive Offices)       (Zip Code)

                                 (914) 697-6800
               Registrant's telephone number, including area code

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Item 5.  Other Events.

         On April 11, 1997, Monarch Marking Systems, Inc., a Delaware corporation ("Monarch") and a wholly-owned subsidiary of PAXAR Corporation, a New York corporation (the "Registrant"), completed the purchase of $100 million of principal amount of Monarch's 12-1/2% Senior Notes due July 1, 2003 (the "Notes"), which constituted all of the issued and outstanding Notes. Pursuant to the terms of an Offer to Purchase and Consent Solicitation Statement dated March 13, 1997, as amended on March 20, 1997, and March 25, 1997 (as amended, the "Offer to Purchase"), Monarch offered (the "Tender Offer") to purchase all of the outstanding Notes from the holders thereof (the "Holders") that tendered their Notes on or before April 10, 1997 (the "Expiration Date") and also solicited (the "Solicitation") consents to the adoption of proposed amendments to the Indenture, dated as of June 29, 1995, between Monarch (as successor to Monarch Acquisition Corp.), as Issuer, and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as Trustee, pursuant to which the Notes were issued (as supplemented, the "Indenture"). The purchase price for the Notes under the Tender Offer was an amount for each $1,000 principal amount of Notes tendered equal to (i) the greater of (A) $1,167.50 (the "Fixed Price") or (B) the price (the "Variable Price") equal to the present value of the Notes on the date on which payment for the Notes was to be made (the "Payment Date") determined on the basis of a yield (the "Tender Offer Yield") to June 30, 1999, which was the day immediately preceding the earliest redemption date of the Notes (the "Earliest Redemption Date"), equal to the sum of (x) the yield on the 6-3/4% U.S. Treasury Note due June 30, 1999 (the "Reference Security"), as calculated by BT Securities Corporation (the "Dealer Manager") in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 P.M., New York City time, on March 26, 1997, the tenth business day immediately preceding the scheduled Expiration Date of the Tender Offer (the "Price Determination Date"), as currently displayed on the Bloomberg Government Pricing Monitor on "Page PX3" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus (y) 75 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Notes), plus (ii) accrued and unpaid interest, if any, up to, but not including, the Payment Date (the consideration referred to in clauses (i) and (ii) being hereinafter referred to as the "Total Consideration"), minus (iii) $30.00 per Note, which is equal to the Consent Payment, as referred to below (the Total Consideration minus the Consent Payment being hereafter referred to as the "Tender Offer Consideration"). The Total Consideration became payable on April 10, 1997, the date that the Notes were accepted for payment pursuant to the Tender Offer and Solicitation (the "Acceptance Date").

         In connection with the Solicitation, Monarch offered to pay to each Holder that validly tendered its Notes a "Consent Fee" equal to 3% of the principal amount ($30 per $1,000) of the Notes (the "Consent Payment"), with such payment to be made promptly following the Acceptance Date.

         On the Price Determination Date, the Fixed Price of $1,167.50 per $1,000 principal amount of the Notes was greater than the Variable Price. Holders of all of the outstanding Notes tendered their Notes and provided their Consents on or before the Expiration Date, as provided in the Offer to Purchase. Accordingly, on April 11, 1997, the Payment Date, Monarch paid aggregate Total Consideration of $120,222,222 consisting of $100,000,000 of principal, $3,472,222 of accrued interest, a $13,750,000 premium, and an aggregate Consent Payment of $3,000,000. Upon payment of the Total Consideration, all of the outstanding Notes were canceled and the Indenture was terminated.

         Monarch financed the purchase of the Notes from cash on hand and a loan from the Registrant. The Registrant financed its loan to Monarch from loans under its existing $280 million line of credit.

         (c)      Exhibits.

                  10.1 Dealer Manager Agreement, dated March 13, 1997, between Monarch Marking Systems, Inc. and BT Securities Corporation.

                  99.1 Offer to Purchase and Consent Solicitation Statement, dated March 13, 1997.

                  99.2 Amendment No. 1 to Offer to Purchase and Consent Solicitation Statement, dated March 20, 1997.

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                  99.3     Amendment No. 2 to Offer to Purchase and Consent
                           Solicitation Statement, dated March 25, 1997.

                  99.4     Consent and Letter of Transmittal, dated March 13,
                           1997.

                  99.5     Notice of Guaranteed Delivery, dated March 13, 1997.

                  99.6     Brokers' Letter, dated March 13, 1997.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  PAXAR CORPORATION
                                                       (Registrant)



Date: May 7, 1997                                 By: /s/ George Mitchell
                                                     ---------------------------
                                                        George Mitchell
                                                        Treasurer





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                                  EXHIBIT INDEX

      Exhibit No.         Description
      -----------         -----------

         10.1 Dealer Manager Agreement, dated March 13, 1997, between Monarch Marking Systems, Inc. and BT Securities
                  Corporation.

         99.1 Offer to Purchase and Consent Solicitation Statement, dated March 13, 1997.

         99.2 Amendment No. 1 to Offer to Purchase and Consent Solicitation Statement, dated March 20, 1997.

         99.3 Amendment No. 2 to Offer to Purchase and Consent Solicitation Statement, dated March 25, 1997.

         99.4     Consent and Letter of Transmittal, dated March 13, 1997.

         99.5     Notice of Guaranteed Delivery, dated March 13, 1997.

         99.6     Brokers' Letter, dated March 13, 1997.



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